Exhibit 10.70

DATED             2002

VARI-LITE EUROPE LIMITED

-and-

BARCLAYS BANK PLC

CHARGE

ON

HIRE AGREEMENTS

THIS DEED is made as follows:-

Date	1.1	The date of this deed is 2002

Parties	1.2	The parties are:-

Company		“the Company”: VARI-LITE EUROPE LIMITED (Co No 2876045) of 20-22 Fairway Drive, Greenford, Middlesex UB6 8PW;

Lender

“the Lender”: BARCLAYS BANK PLC of 54 Lombard Street, London EC3P 3AH (which expression shall include the Lender’s successors and assigns and whose address for all correspondence in connection with this mortgage is)
BARCLAYS MERCANTILE BUSINESS FINANCE LIMITED of Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG21 7GP);

Interpretation	1.4	In this deed references to statutory provisions include references to those provisions as amended or re-enacted and the following expressions have the meaning respectively stated against them:-

Definitions		“Principal Agreement”:	any chattel mortgage now or hereafter granted by the Company to the Lender or any company acting as agent for the Lender;

		“Equipment”:	items mortgaged by the Company to the Lender under a Principal Agreement;

		“Agreement”:	an agreement under which the Company lets Equipment to a customer; and

		“the Property Charged”:	the Agreements together with the other property referred to in clauses 2 below.

Construction	1.5	The marginal notes are for ease of reference only and do not affect the interpretation of this deed. The benefit of this deed and the security created

		hereby shall enure for the benefit of the Lender’s successors and assigns and any company for which the Lender may be acting as agent.

Charge	2.

The Company charges with full title guarantee in favour of the Lender as a first fixed and specific charge of all its rights, title and interest in the Agreements together with the benefit of all guarantees, indemnities, negotiable instruments, securities and insurance policies taken by the Company in respect of such Sub-Agreements and together with the benefit of any supplemental or collateral agreement entered into by the Company under which the Company undertakes to maintain or service Equipment.

Discharge of this Security	3.	When:-

		(a) all sums payable by the Company, and

		(b) all liabilities (whether actual or contingent) of the Company to the Lender under the Principal Agreements shall have been respectively paid and discharged, the Lender will at any time thereafter at the request and cost of the Company release the Property Charged to the Company.

Covenants by the Company	4.	The Company covenants with the Lender during the continuance of this security.

Payments to Lender	4.1	To procure that all monies arising under or in respect of the Property Charged are paid by the payer to the Lender (as mortgagee) or as the Lender shall from time to time direct.

Payments to Company	4.2

Without prejudice to the Company’s obligation under 4.1 above, so far as any monies referred to in that clause are received by the Company by accident or mistake or for any reason whatsoever forthwith to pay such monies to the Lender (as mortgagee) or deal with the same in like manner as the Lender shall have directed under clause 4.1 above, and in the meantime to hold the monies in trust for the Lender.

Not to Encumber	4.3

Not to create any further mortgage or charge whatsoever on the Property Charged or to sell the Property Charged or to deal with any moneys payable under or in respect of the Property Charged otherwise than in accordance with the terms of this deed.

Power of Sale	5.1

The powers of sale and of appointment of a receiver and other powers conferred by the Law of Property Act 1925 on mortgagees and by this deed on the Lender shall arise and be exercisable at any time after the occurrence of a Default Event as defined in the Principal Agreements which is continuing unwaived or unremedied.  Section 103 of the Law of Property Act 1925 shall not apply to this security or any sale made by virtue hereof.

Lender to be Entitled to Exercise Powers of Receiver	5.2

At any time after the statutory power of sale shall have become exercisable under clause 5.1 above, the Lender may by itself or its servants or agents (without appointing a receiver) exercise all or any part of the powers conferred on a receiver hereunder and so that the Lender shall not thereby become liable to account as mortgagee in possession.

Powers of Receiver	5.3

Any receiver appointed by the Lender hereunder shall be deemed to be the agent of the Company and not of the Lender.  The receiver shall have, inter alia, power to collect and pay to the Lender all sums due from any one or more of the following:-

		(a)	any hirer under any of the agreements comprised in the Property Charged;

		(b)	any guarantor or indemnifier under any contract of guarantee or indemnity given in connection with any of the Property Charged; and

		(c)	any insurer in respect of the Equipment; and

		inter alia, further power to do any one or more of the following: -

		i)	enforce by legal proceedings or other lawful act or procedure the duties and obligations imposed upon the parties to any agreement comprised in the Property Charged;

		ii)	give all such notices as he may consider expedient by reason of the acts and omissions of any of the parties to any agreement comprised in the Property Charged and to receive notices thereunder;

		iii)	sell or concur in selling any of the Property Charged on such terms and conditions as he shall think fit and to carry any such sale into effect in the name and on behalf of the company;

		iv)	make any arrangement or comprise or settlement which he or the Company shall think fit;

		v)	appoint managers, officers and agents for any of the aforesaid purposes at such salaries as he may determine and to dismiss them;

vi)

do all such other acts and things as he may consider incidental or conducive to any of the matters or powers aforesaid and to make any arrangements with regard to the Property Charged which he considers expedient in the interests of the Company;

		vii)	have access to and make use of the premises plant equipment and accounting and other records of the Company and the services of its staff for all or any of the purpose aforesaid.

Further powers of Indulgence by Lender	5.4

The Lender may at any time from time to time without discharging or in any way affecting the security hereby created or the rights of the Lender against the Company hereunder grant time or any other indulgence to the Company or any person referred to in clause 5.3 above.

Further Assurances	6.1

The Company covenants with the Lender that the Company shall at any time and from time to time, if and when required by the Lender so to do, execute to the Lender or as the Lender shall direct, such further deeds and documents as the Lender shall require of and on all the Company’s rights title and interest in the Property Charged to secure all money and liabilities hereby agreed to be paid or intended to be hereby secured, such deeds and documents to be prepared by or on behalf of the Lender at the cost of the Company and to be in such form as the Lender may require.

Lender to be Attorney of Company	6.2

The Company hereby irrevocably appoints the Lender and the persons deriving title under the Lender and its substitutes and any receiver, or either or both of them, to be the attorney for the Company and in the Company’s name and on its behalf and as its act and deed or otherwise to sign seal and deliver and otherwise perfect any such deed and document specified in clause 6.1 above or (without executing any such deed or document) any deed, assurance or act which may be required or may be deemed proper on any sale, lease, sub-lease or disposition by the Lender or by any receiver as aforesaid of the Property Charged under any power of sale, leasing or other disposition applicable thereto.

Protection of Other Securities of the Lender	6.3

Nothing herein contained shall operate so as to merge or otherwise prejudice or affect any bill, note, agreement, guarantee, mortgage or other security which the Lender may from time to time have for any money intended to be hereby secured (whether from the Company or any other person) or any right or remedy of the Lender thereunder.

Certificate of Officer of Lender as Evidence	7.

A certificate by the Secretary or other officer of the Lender as to the money and liabilities for the time being due or incurred to the Lender from or by the Company shall be conclusive evidence against the Company in any legal proceedings.

Continuing Security	8.	This deed shall constitute and be a continuing security to the Lender notwithstanding any settlement of account or other matter or thing whatsoever.

Consolidation Not Allowed	9.	Section 93 of the Law of Property Act 1925 (which restricts the consolidation of mortgages) shall not apply to this deed.

Notices	10.	Any notice served under this deed shall be

sufficiently served if sent by pre-paid letter post to the respective addresses above (or such changed address as one party may notify to the other) and proof of dispatch shall be conclusive evidence of receipt by the addressee in due course of transmission.

IN WITNESS of which this deed was executed and is delivered on and takes effect from the day and year first before written

THE COMMON SEAL OF the Company was affixed to this deed in the presence of:- (or where no seal is to be affixed) EXECUTED as a Deed by the Company acting by: -)
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Director	/s/ H.R. Brutsche´ III

Secretary	/s/ Sarah Blair

MORTGAGE

(Fixed)

Parties

This mortgage is made between the Borrower named below and Barclays Bank PLC (Company Number 1026167) (“the Lender” which expression shall include the Lender’s successors and assigns) of 54 Lombard Street, London EC3P 3AH and whose address for all correspondence in connection with this mortgage is Barclays Mercantile Business Finance Limited of Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG21 7GP.

Date and Definitions	1.1 The date of this mortgage is 2002
In this mortgage the following expressions have the meanings respectively set out against them:-

	“Borrower”;	Vari-Lite Europe Limited of 20-22 Fairway Drive, Greenford, Middlesex, UB6 8PW (registered England No. 2876045);

“Goods”;

the goods, particulars of which are set out in the Schedule to this mortgage together with all component parts, accessories, improvements and renewals and all books, manuals, handbooks, technical data, drawings, schedules and other documentation and any amendments to them belonging to the Goods;

	“Loan”;	£400,000 or the balance for the time being outstanding;

	“Instalment Dates”;	the day of each month in each year in which the Loan is outstanding the first Instalment Date being 2000;

	“Instalments”;	60 monthly payments of £8,066.29 payable on the Instalment Dates;

“Base Rate”;

Finance House Base Rate as from time to time published in the Financial Times or other newspaper or, in default of such publication whilst any sum is outstanding under this mortgage, such alternative equivalent base rate as shall be agreed between the parties or, in default of agreement, settled by the President for the time being of the Institute of Chartered

Accountants in England and Wales or his nominee acting as an expert;

	“Termination Sum”;	the balance of unpaid Instalments less a rebate of interest calculated by the Lender for early repayment;

	“Insurances”;	all policies and contracts of insurance taken out or to be taken out in respect of the Goods, including all claims and benefits arising under them and returns of premium;

	“Security Interest”;	any mortgage, charge, pledge, lien or other encumbrance;

	“Total Loss”;	actual or constructive total loss or as compromised or agreed or arranged with the insurers of the Goods;

	“Default Events”;	any of the events stated in clause 9 below;

“Working Day”;

any day, except Saturdays, on which the clearing banks in the City of London are (or would be but for strike, lockout or other stoppage, affecting particular banks or banks generally) open during banking hours.

Interpretation

1.2        In this mortgage the masculine includes the feminine and the neuter, and the singular includes the plural.  If the Borrower is two or more persons, that expression includes all such persons (and each of them) and their liability under this mortgage is joint and several.  The rights and obligations of the Borrower hereunder are personal to the Borrower and shall not be capable of being assigned or transferred.

Construction

1.3        The marginal notes are for ease of reference only and do not affect the construction of this mortgage.  Any reference in this deed to a statutory provision shall be construed as a reference to that provision as from time to time amended or re-enacted.  The benefit of this deed and the security created hereby shall enure for the benefit of the Lender’s successors and assigns and any company for which the Lender may be acting as agent.

Instalments	2.1 The Borrower shall pay to the Lender on the Instalment Dates the Instalments which comprise repayments of principal and payments of interest.

Interest

2.2        If the Borrower does not make payment of any Instalment on the relevant Instalment Date or any other sum payable under this mortgage within 10 days of the Lender’s demand, the Borrower shall pay interest to the Lender if demanded by the

Lender at the rate of Finance House Base Rate plus 5% per annum calculated on a day to day basis from the due date to the date of receipt by the Lender both before and after judgement.

Early Settlement	2.3 As an alternative to payment of Instalments the Lender will accept the Termination Sum in full settlement of the Loan with interest.

Non-Working Day	2.4 Any amount payable to the Lender on a day which is not a Working Day will be payable on the preceding Working Day.

Sums Secured

3.          This Mortgage secures to the Lender repayment of the Loan, the payment of interest on the Loan and the payment from time to time of all other sums due from the Borrower to the Lender on any account whatsoever.  If a Default Event occurs all amounts secured by this mortgage shall become immediately due and payable.  The Borrower covenants to pay all such monies to the Lender.

Costs

4.          Any legal or other costs, charges or expenses payable by the Borrower to the Lender under the provisions of this mortgage are payable by the Borrower to the Lender with value added tax thereon (if any).  Legal Costs are payable on a full indemnity basis as between solicitor and own client.

Warranties by Borrower	5. The Borrower warrants to the Lender that the Borrower:-

(i)

lawfully owns and is in possession of the Goods and that it and the Insurances are free of any Security Interest (other than any Security Interest created or subsisting with the written consent of the Lender);

	(ii)	is not subject to any prohibition or restriction of its right or ability to enter into this mortgage;

	(iii)	has power by its memorandum of association and has taken all corporate action necessary to enter into this mortgage;

	(iv)	has not suffered or there have not occurred any Default Events which are unremedied.

Mortgage

6.          The Borrower hereby mortgages and charges with full title guarantee to the Lender all its right, title and interest in the Goods as security for all sums payable by the Borrower to the Lender, as referred to in clause 1 above.

Undertakings by Borrower	7. The Borrower:-

	(i)	shall at its own expense keep the Goods in good working order and condition;

	(ii)	shall not use or permit the Goods to be used in

contravention of any statute or regulation or for any purpose for which they are not designed or reasonably suitable and shall take all reasonable steps to ensure that the use and operation of the Goods is by skilled personnel and is without risks to health and safety;

(iii)	shall not (except with the consent of the Lender) sell, transfer, demise, let on hire or otherwise part with possession of the Goods or create or allow to arise any Security Interest in the Goods;

(iv)	shall maintain all records, logs and other records required by the manufacturers of the Goods;

(v)	shall replace any component, part or item of the Goods where necessary provided that such replacement is of at least equivalent value and condition when compared to the original;

(vi)	shall cause any alterations to the Goods that are from time to time required by law to be made at the Borrower’s expense, but shall not otherwise alter the Goods otherwise than by way of improvement;

(vii)	shall notify the Lender within 24 hours following:-

(a) demand of the whereabouts of the Goods;

(b) any occurrence as a result of which the Goods are or are likely become a Total Loss;

(c) the occurrence of any of the Default Events referred to in clause 9(ii) to (viii) below inclusive;

(viii)

shall permit any person authorised by the Lender at all reasonable times upon at least 24 hours notice (unless a Default Event is continuing unremedied or unwaived in which case no notice will be required) to inspect the Goods and permit on procure the granting of permission for such person to enter any land or premises where the Goods may be situated;

(ix)	shall pay on demand to the Lender with interest all its costs and expenses incurred in:-

(a) the advance of the Loan and the acceptance and registration of this mortgage;

(b) the preservation of the Lender’s security in the Goods;

(c) the exercise by the Lender of any of its powers under this mortgage and in ascertaining the whereabouts and/or safekeeping of the Goods;

(d) any legal proceedings instituted by the Lender under this mortgage.

Insurances	8.1 The Insurances shall be effected and maintained by the Borrower at all times while any amount is secured by this mortgage and shall be endorsed with a note of the Lender’s interest.

Risks Insured	8.2 The Insurances shall be all insurable risks cover under policies, on terms, subject only to exclusions and/or an excess approved by the Lender and with insurers acceptable to the Lender.

Sum Insured	8.3 The Goods shall be insured for their market value as agreed by the parties or, failing agreement, as determined, at the expense of the Borrower, by a valuer acceptable to the parties.

Premiums	8.4 The Borrower shall pay punctually all premiums payable by the Borrower in respect of the Insurances and, on request, produce receipts or other proof of payment to the Lender.

Application of Insurance Proceeds

8.5        The Lender may elect to require the Borrower to apply any proceeds of the Insurances received by it in making good the loss, repairing the damage, or satisfying the liability in respect of which the claim was made or in satisfaction of any amount secured by this mortgage and pending such election such proceeds shall be held in trust for the Lender.

Insurance Warranties

8.6        The Borrower shall not use and shall not allow the Goods to be used other than in conformity with the terms of the Insurances, including any express or implied warranties, without the prior written consent of the insurers and without paying any extra premium required.

Lender may Insure	8.7 If the Borrower fails to effect or maintain the Insurances, the Lender may effect such Insurances at the Borrower’s expense to be reimbursed to the Lender on demand with interest.

Default Events	9. The following are the Default Events:-

(i) the Borrower does not pay any sum of money secured by this mortgage within 10 days of the due date for payment (unless the Lender elects in its absolute discretion to accept late payment);

(ii) the Borrower enters into or attempts to enter into a composition or arrangement with its creditors or any of them;

	(iii)	a receiver or administrative receiver is appointed of the Borrower’s assets or any of them or a meeting, whether formal or informal, is called of the Borrower’s creditors or any of them;

(iv)

the petition for the appointment to the Borrower of an administrator is presented or the Borrower goes into liquidation, except for a voluntary liquidation for the purpose of amalgamation or reconstruction on terms previously approved by the Lender in writing;

	(v)	the levy against the Goods of any distress or execution which is not paid out within 10 Working Days of written request so requiring from the Lender to the Borrower;

	(vi)	any of the warranties in clause 5 above proves to be incorrect, inaccurate or misleading in any material respect;

	(vii)	the Goods are a Total Loss;

	(viii)	the Borrower is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986;

	(ix)	the Lender’s Security is in the Lender’s reasonable opinion in jeopardy in any material respect;

	(x)	any company in the Barclays PLC group withdraws any facility or demands payment as a result of a default of the Borrower;

(xi)

the Borrower fails to comply with any of its obligations, covenants or undertakings contained in this deed (other than those relating to the payment of money) and such default (if in the opinion of the Lender it is capable of remedy) is not remedied to the Lender’s satisfaction within 10 days after the occurrence of such failure.

Lender’s Powers

10.1         On the occurrence of a Default Event the Lender may, at any time on the date of the occurrence or any subsequent date, without prejudice to any powers available to a Mortgagee by law, do any of the following by itself or by such agents as it thinks fit and without prior notice to the Borrower:-

(i)

take possession of the Goods severing them from any land or other goods (but subject to the rights of the hirer under any hire agreement), if necessary, the Borrower reimbursing the Lender any expense incurred or damage suffered on demand with interest;

	(ii)	move the Goods to a safe place;

	(iii)	discharge, settle or take or defend any proceedings in respect of any claims incurred in connection with the Goods or the Insurances and collect on the Insurances and give any good receipts required;

	(iv)	pending sale, insure, maintain, repair, operate, hire out or otherwise use the Goods (but subject to the rights of the hirer under any hire agreement);

	(v)	sell the Goods by public auction or private sale, without advertisement and at such place, at such time and on such terms as the Lender may determine;

	(vi)	do all such other acts and things as may be considered to be necessary for any of the matters or powers aforesaid.

Section 103 of the Law of Property Act 1925 shall not apply to this security or any sale made by virtue hereof.

Lender not Liable	10.2 The Lender shall not be answerable for any loss occasioned by sale by it of the Goods under this mortgage or any postponement of sale.

Lender’s Receipt

10.3      On any sale of the Goods the Lender’s receipt for the purchase money shall effectively discharge the purchaser.  The purchaser shall not be bound to enquire whether the Lender’s power of sale has arisen or is exercisable and shall not be concerned as to how the proceeds of sale are applied.

Application	10.4 All monies received by the Lender in respect of:-

	(i)	sale of the Goods and/or

	(ii)	proceeds of the Insurances which the Lender, in its sole discretion, elects not to release to the Borrower for application by it in accordance with clause 8.5 above;

shall be applied as follows:-

	FIRST	in payment or reimbursement to the Lender of all costs and expenses incurred by it in connection with this mortgage and the exercise of its powers hereunder;

	SECONDLY	in payment of any accrued but unpaid interest in connection with this mortgage;

	THIRDLY	in repayment or reduction of the Loan;

	FOURTHLY	in payment of any surplus to the Borrower.

Attorney

11.        The Borrower hereby irrevocably appoints the Lender as its attorney with full power to substitute any other person, for the Borrower and in the Borrower’s name to sign, seal, deliver and otherwise perfect any deed, assurance or agreement and do anything which may be required for any purpose under or in connection with this mortgage.

Waiver

12.        The Lender’s rights and powers under this mortgage shall not be prejudiced or affected by delay or omission on the Lender’s part.  If the Lender, on occasion expressly or impliedly waives any of its rights or powers, such waiver shall not prevent the Lender from subsequently acting strictly in accordance with such rights and powers.

Further Assurances

13.        The Borrower shall at its own expense sign, seal, deliver and otherwise perfect any deed, assurance or agreement and do anything the Lender may require to perfect or protect the security constituted by this mortgage.

Notices

14.        Any notice served under this mortgage shall be sufficiently served if sent by pre-paid letter post to the respective addresses above (or such changed address as one party may notify to the other) and proof of dispatch shall be conclusive evidence of receipt by the addressee in due course of transmission.

Consolidation

15.        If the Lender has from the Borrower security over any other property of the Borrower, the Borrower may not redeem such security or the security constituted by this mortgage alone without the prior written consent of the Lender.  Section 93 of the Law of Property Act 1925 (which restricts the consolidation of mortgages) shall not apply to the security constituted by this mortgage.

Law	16. This mortgage shall be governed by the laws of England.

Severance

17.        Each of the provisions of this deed is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable, the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

IN WITNESS of which this deed was executed and is delivered on and takes effect from the day and year first before written.

SCHEDULE - THE GOODS

Date	Description	Bar Codes/Serial Nos.	Approval No.